Exhibit 99.2

Asterias Biotherapeutics Prices Public Offering of Common Stock

Menlo Park, Calif. February 5, 2015----Asterias Biotherapeutics, Inc. (NYSE MKT: AST) (the “Company”), a leading biotechnology company in the emerging field of regenerative medicine, today announced today that it has priced an underwritten public offering of its common stock at a price of $3.90 per share.  Concurrently, the Company entered into a private placement for the sale of common stock at the same price as the underwritten public offering.

Gross proceeds to the Company from the public offering and the private placement are expected to be approximately $5.5 million in the aggregate. Closing of the public offering is scheduled for February 10, 2015 subject to customary closing conditions. The Company intends to use the net proceeds from the public offering for continued development of product candidates through clinical trials and for working capital and general corporate purposes.  MLV & Co. LLC is acting as the Sole Book-Running Manager for the offering.

The public offering will be made pursuant to the Company's existing effective shelf registration statement, previously filed with the Securities and Exchange Commission (“SEC”). A final prospectus supplement relating to the offering will be filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The public offering of these securities will be made only by means of a prospectus and related prospectus supplement, when available. The public offering of these securities will be made only by means of a prospectus and related prospectus supplement, when available. Before you invest, you should read the prospectus in the registration statement and related prospectus supplements and other documents that the Company has filed with the SEC for more complete information about the Company and this offering. Copies of the prospectus and accompanying preliminary prospectus supplement relating to these securities may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov or by written request to Asterias Biotherapeutics, Inc., 230 Constitution Drive, Menlo Park, CA 94025.  Alternatively, copies of the prospectus and accompanying preliminary prospectus supplement relating to these securities may be obtained by contacting MLV & Co. LLC, 1251 Avenue of the Americas, New York, NY 10020, Attention: Randy Billhardt, Email: rbillhardt@mlvco.com; Telephone: (888) 344-2272.

About Asterias Biotherapeutics

Asterias’ core technologies center on stem cells capable of becoming all of the cell types in the human body, a property called pluripotency. Asterias plans to develop therapies based on pluripotent stem cells to treat diseases or injuries in a variety of medical fields having major unmet needs and without adequate therapies available. Asterias initial focus is on two clinical stage programs including oligodendrocyte progenitor cells (AST-OPC1) for spinal cord injuries and antigen-presenting allogeneic dendritic cells (AST-VAC2) for lung cancer.

Asterias is a majority-owned subsidiary of BioTime, Inc., (NYSE MKT: BTX), a biotechnology company engaged in research and product development in the field of regenerative medicine.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Asterias, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Asterias, particularly those mentioned in the cautionary statements found in Asterias' filings with the Securities and Exchange Commission. Asterias disclaims any intent or obligation to update these forward-looking statements

Contacts

Investors

InvestorRelations@asteriasbio.com

(650) 433-2992